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                                      EX-16

    LETTER REGARDING CHANGE IN CERTIFYING ACCOUNTANTS FROM ERNST & YOUNG LLP
                            DATED NOVEMBER 26, 2001.

November 26, 2001


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549


Gentlemen:

We have read Item 4 of Form 8-K (dated November 26, 2001) of Komag, Incorporated and are in agreement with the statements contained in the first two paragraphs therein. We have no basis to agree or disagree with other statements of the registrant contained therein.

                              /s/ Ernst & Young LLP